UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: August 7, 2023

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 4, 2023, Oragenics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two healthcare-focused investors, pursuant to which the Company agreed to issue in a private placement (the “Offering”), an aggregate of (i) 404,728 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), and (ii) 404,728 shares of Series E Mirroring Preferred Stock (the “Series E Preferred Stock”), the rights and preferences of which are set forth in the Certificate of Designation filed with Secretary of State for the State of Florida, as discussed further in Item 5.03 below. For each share of Common Stock purchased by an investor, the investor will receive one share of Series E Preferred Stock.

The closing of the offering occurred on August 4, 2023. The gross proceeds from the offering are approximately $850,000. The Company intends to use the net proceeds from the offering for general corporate purposes.

The Common Stock and Series E Preferred Stock sold in the Offering were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, have not been registered under the Act, or applicable state securities laws. Accordingly, the Common Stock and Series E Preferred Stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The Company intends to propose an amendment to its Amended and Restated Articles of Incorporation, in connection with the Company’s annual meeting of shareholders, to effect an increase in the shares of Common Stock the Company is authorized to issue from 4,166,666 shares of Common Stock to 350,000,000 shares of Common Stock. The Series E Preferred Stock has super voting rights on the proposed amendment equal to 2,500 votes per share of Series E Preferred Stock. Pursuant to the Purchase Agreement, the investors have agreed to vote in favor of the amendment. The Series E Preferred will vote in favor and against the amendment in the same proportion as the shares of common stock cast at the annual meeting in favor and against the amendment.

The descriptions of the Certificate of Designation and Purchase Agreement are qualified by reference to the full text of such documents, which are attached to this report on Form 8-K as Exhibits 3.1 and 10.1, respectively, and are incorporated herein by reference in their entirety.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. The Common Stock and Series E Preferred Stock have not been registered under the Securities Act, pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Series E Preferred Stock

In connection with the Offering, the Company filed a Certificate of Designation with the Secretary of State for the State of Florida (the “Certificate of Designation”) designating 404,728 shares out of the authorized but unissued shares of its preferred stock as Series E Preferred Stock. The following is a summary of the principal terms of the Series E Preferred Stock.

Dividends

No dividends shall be paid on shares of the Series E Preferred Stock.

Voting Rights

The holders of shares of Series E Preferred Stock shall have no voting rights whatsoever and shall not vote separately or together with holders of shares of Common Stock or any other class or series of capital stock of the Company on any matters submitted to a vote of the shareholders of the Company, except as expressly specified herein or as required by applicable law. Notwithstanding the foregoing, each share of Series E Preferred Stock shall entitle the holder thereof to 2,500 votes per each share of Series E Preferred Stock solely and exclusively with respect to the Amendment and any proposal to adjourn any meeting of shareholders called for the purpose of voting on the Amendment, voting together with the Common Stock and any other issued and outstanding shares of preferred stock of the Company as a single class.

Each holder of Series E Preferred Stock covenants to vote, and shall cause its affiliates to vote, the shares of Series E Preferred Stock on any proposal presented to the shareholders of the Company for purposes of approving the Amendment and any proposal to adjourn any meeting of shareholders called for the purpose of voting on the Amendment and agrees that such shares of Series E Preferred Stock, shall, to the extent voted in favor of the proposals, be automatically and without further action of the holders voted in the same proportions as shares of Common Stock (excluding any shares of Common Stock that are not voted) and any other issued and outstanding shares of preferred stock of the Company (other than the Series E Preferred Stock or shares of such preferred stock not voted) are voted on the Amendment and the related adjournment proposal. For the avoidance of doubt, and for illustrative purposes only, if 30% of the aggregate votes cast by Common Stock in connection with the Amendment are voted against such proposal and 70% of the aggregate votes cast by Common Stock voting in connection with the Amendment are voted in favor thereof, then 30% of the votes cast by the shares of Series E Preferred Stock voting in connection with the Amendment shall vote against the approval of the Amendment and 70% of such votes cast by the shares of Series E Preferred Stock shall vote in favor of the approval of the Amendment.

Liquidation

The Series E Preferred Stock shall rank junior to the Series A Preferred Stock and the Series B Preferred Stock. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value for each share of Series E Mirroring Preferred Stock before any distribution or payment shall be made to the holders of Common Stock but after any other class of stock than ranks senior to the Series E Mirroring Preferred Stock, including the Series A Preferred Stock and the Series B Preferred Stock, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. Each share of Series E Mirroring Preferred Stock shall have no par value and a stated value equal to $0.10.

Cancellation

Upon effectiveness of the Amendment, each share of Series E Preferred Stock shall be automatically transferred to the Company and cancelled for no consideration with no action on behalf of the holders of Series E Preferred Stock. Such shares shall resume the status of authorized but unissued preferred stock and will no longer be designated as Series E Mirroring Preferred Stock.

Preemptive Rights

No holders of Series E Preferred Stock will, as holders of Series E Preferred Stock, have any preemptive rights to purchase or subscribe for our Common Stock or any of our other securities.

Redemption

The Series E Preferred Stock are not redeemable by the Company.

Trading Market

There is no established trading market for any of the Series E Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series E Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series E Preferred Stock will be limited.

Item 8.01. Other Information.

On August 4, 2023, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation
10.1	Form of Securities Purchase Agreement
99.1	Press Release dated August 4, 2023.
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 4, 2023.

ORAGENICS, INC. (Registrant)

BY:	/s/ Janet Huffman
Janet Huffman, Chief Financial Officer